EXHIBIT 99.1

AGREEMENT REGARDING JOINT FILING
OF STATEMENTS ON SCHEDULE 13D

     This Agreement Regarding Joint Filing of Statements on Schedule 13D dated as of August 21, 2003 (the “Agreement”) will confirm the agreement by and between the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to the beneficial ownership by the undersigned of the shares of Common Stock of Peregrine Systems, Inc., a Delaware corporation, is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended.

     The undersigned further agree that each party hereto retains responsibility, as required by the Securities and Exchange Commission’s regulations, for the timely filing of any and all Schedules 13D and any amendments thereto and for the completeness and accuracy of the information concerning such party. Each of the undersigned is not responsible, however, for the completeness and accuracy of the information concerning the other party hereto, unless such party knows or has reason to believe that such information is inaccurate.

     The undersigned further agree that this Agreement shall be included as an exhibit to such joint filing.

     Each of the undersigned disclaims the existence of a “group” with any other party, and as between any and all entities which may beneficially own directly the securities which may be reported in one or more Schedules 13D pursuant hereto, except as otherwise expressly stated in such Schedules.

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the undersigned has hereto signed his or her name as of the date first written above.

MW POST ADVISORY GROUP, LLC

By:	/s/ Robert Shustak

Name:	Robert Shustak
Its:	President

DB DISTRESSED OPPORTUNITIES FUND, LTD.

By:	MW Post Advisory Group, LLC, its Sub-Advisor

	By:	/s/ Robert Shustak

	Name:	Robert Shustak
	Its:	President

FAIRFAX COUNTY EMPLOYEES’ RETIREMENT SYSTEM

By:	MW Post Advisory Group, LLC, its Investment Advisor

	By:	/s/ Robert Shustak

	Name:	Robert Shustak
	Its:	President

MW POST ADVISORY GROUP RETIREMENT AND PROFIT SHARING PLAN

By:	MW Post Advisory Group, LLC, its Investment Advisor

	By:	/s/ Robert Shustak

	Name:	Robert Shustak
	Its:	President

MW POST PORTFOLIO FUND, LTD.

By:	MW Post Advisory Group, LLC, its Investment Advisor

	By:	/s/ Robert Shustak

	Name:	Robert Shustak
	Its:	President

THE OPPORTUNITY FUND, LLC

By:	MW Post Advisory Group, LLC, its Manager

	By:	/s/ Robert Shustak

	Name:	Robert Shustak
	Its:	President

POST OPPORTUNITY FUND, LP

By:	MW Post Advisory Group, LLC, its General Partner

	By:	/s/ Robert Shustak

	Name:	Robert Shustak
	Its:	President
MW POST OPPORTUNITY OFFSHORE FUND, LTD.

By:	MW Post Advisory Group, LLC, its Investment Manager

	By:	/s/ Robert Shustak

	Name:	Robert Shustak
	Its:	President

POST TOTAL RETURN FUND, LP

By:	MW Post Advisory Group, LLC, its General Partner

	By:	/s/ Robert Shustak

	Name:	Robert Shustak
	Its:	President

SOUTH DAKOTA INVESTMENT COUNCIL

By:	MW Post Advisory Group, LLC, its Investment Manager

	By:	/s/ Robert Shustak

	Name:	Robert Shustak
	Its:	President

SPHINX DISTRESSED FUND SPC

By:	MW Post Advisory Group, LLC, its Portfolio Manager

	By:	/s/ Robert Shustak

	Name:	Robert Shustak
	Its:	President

LEVINE INVESTMENTS, LP

By:	/s/ Bob Carone

Name:	Bob Carone
Its:	Director of Operations